Exhibit 99.1
Copano Energy, L.L.C.
Long-Term Incentive Plan

Grant of Unit Appreciation Rights

Grantee:  ___________________

Grant Date:  ________________

1.
Grant of Unit Appreciation Rights.  Copano Energy, L.L.C. (the “Company”) hereby grants to you _______________ unit appreciation rights (“Unit Appreciation Rights”) that, upon exercise, will entitle you to receive the excess of the Fair Market Value of a Common Unit of Copano Energy, L.L.C (a “Unit”) on the exercise date over the exercise price set forth in Section 2 below, on the terms and conditions set forth herein and in the Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan, as amended (the “Plan”), which is incorporated herein by reference as a part of this Agreement. This grant of Unit Appreciation Rights does not include a tandem grant of DERs. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.  Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

2.	Exercise Price. The exercise price per Unit for the Unit Appreciation Rights shall be $__________, subject to adjustment as provided in the Plan.

3.
Regular Vesting and Exercise of Unit Appreciation Rights.  Subject to the further provisions of this Agreement, the Unit Appreciation Rights shall become vested in accordance with the following schedule:

Vesting Date                                                                Vested Portion

With respect to each vested tranche of Unit Appreciation Rights, you will have from the date of vesting (the “Vesting Date”) until the March 15 following the calendar year of vesting to exercise such Unit Appreciation Rights. If on March 15 following the calendar year in which the Vesting Date occurs, the Fair Market Value per Unit is greater than the exercise price per Unit under this Agreement, the Company will exercise each vested and unexercised Unit Appreciation Right on your behalf. Any vested Unit Appreciation Rights that are not exercised by you (or the Company on your behalf) on or before the March 15 following the calendar year in which the Vesting Date occurs shall be forfeited.

Any exercise must be made by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time) or through a Company approved brokerage system.

4.            Events Occurring Prior to Regular Vesting.

(a)
Disability. If your employment with the Company and its Affiliates terminates by reason of a disability that entitles you to benefits under the Company or an Affiliate’s long-term disability plan, all unvested Unit Appreciation Rights to the extent not previously exercised or forfeited shall become fully vested and, subject to the further provisions of this Agreement, may be exercised from the date of such vesting until the March 15 following the calendar year of vesting.

(b)
Death.  If you die while in the employ of the Company or an Affiliate, all unvested Unit Appreciation Rights to the extent not previously exercised or forfeited shall become fully vested and, subject to the further provisions of this Agreement, your estate (or the person who acquires the Unit Appreciation Rights by will or the laws of descent and distribution) may exercise the Unit Appreciation Rights from the date of such vesting until the March 15 following the calendar year of vesting.

(c)
Termination For Cause.  If your employment with the Company and its Affiliates is terminated by the Company or an Affiliate for “Cause” (as determined by the Company or an Affiliate in accordance with its employment policies), the Unit Appreciation Rights, whether or not then vested, shall immediately cease to be exercisable upon such termination and shall be cancelled automatically without payment.

(d)
Other Terminations.  If your employment with the Company and its Affiliates is terminated for any reason other than as provided in paragraphs 4(a), (b) and (c) above, the Unit Appreciation Rights, to the extent vested on the date of your termination, may be exercised, subject to the further provisions of this Agreement, for the three month period following your termination, but only as to the vested number of Unit Appreciation Rights, if any, that you were entitled to exercise hereunder as of the date your employment so terminates; provided however, in no event will such Unit Appreciation Rights be exercisable after the March 15 following the calendar year of your termination.

(e)
Copano Operations Ceases to be an Affiliate.  If (i) Copano Operations ceases to be an Affiliate, (ii) you are an employee of Copano Operations on that date, and (iii) your employment is not transferred to the Company or an Affiliate, all unvested Unit Appreciation Rights to the extent not previously exercised or forfeited shall become fully vested as of the date Copano Operations ceases to be an Affiliate and, subject to the further provisions of this Agreement, may be exercised until the March 15 following the calendar year of vesting.

(f)
Change of Control.  The Unit Appreciation Rights shall become fully vested to the extent not previously exercised or forfeited upon a Change of Control provided you remain in employment with the Company as of such date and, notwithstanding any provision herein to the contrary, will be immediately exercisable from the date of such Change of Control through the March 15 following the calendar year of such vesting.

For purposes of this Agreement, “employment with the Company” or being an “employee of the Company” shall include being an employee, consultant or director of the Company or an Affiliate.

There is no minimum or maximum number of Unit Appreciation Rights that must be exercised. Instead, the Unit Appreciation Right may be exercised, from time to time, in any amount that is then vested according to the provisions of this Agreement.

5.	Settlement of Unit Appreciation Rights.

(a)
Subject to Section 5(b) below, upon exercise of a Unit Appreciate Right, the Company shall deliver to you a number of Units with an aggregate Fair Market Value equal to (i) the difference between the Fair Market Value per Unit on the date of exercise and the exercise price per Unit, multiplied by (ii) the number of Unit Appreciation Rights that are exercised.

(b)
Notwithstanding anything to the contrary herein or in the Plan, in lieu of issuing Units to you upon exercise of the Unit Appreciation Rights, the Company may elect to pay you an amount in cash (the “Company Cash-Out Right”) equal to the excess of the aggregate Fair Market Value of the Units as to which the Unit Appreciation Rights are exercised as of the exercise date over the aggregate exercise price of such Unit Appreciation Rights (the “Cash-Out Price”).  In the event the Company elects to exercise its Cash-Out Right with respect to any of the Unit Appreciation Rights, it shall notify you of its intent within two business days following the applicable exercise date and shall pay the Cash-Out Price (less any amounts required by the Company or an Affiliate to meet withholding obligations under applicable law) to you within five business days following such exercise date.

6.
No Fractional Units; No Rights as a Unitholder.  No fraction of a Unit shall be transferred upon exercise of the Unit Appreciation Rights. Unless and until such Units shall have been transferred by the Company to you, you (or the person permitted to exercise the Unit Appreciation Rights in the event of your death) shall not be or have any of the rights or privileges of a unitholder of the Company with respect to Units acquirable upon an exercise of the Unit Appreciation Rights.

7.
Withholding of Tax.  To the extent that the exercise of a Unit Appreciation Right results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Company or such Affiliate, which, with the consent of the Committee, may include withholding a number of Units that would otherwise be delivered on exercise that have an aggregate Fair Market Value that does not exceed the minimum amount of taxes required to be withheld, you shall deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its withholding obligations under such applicable law.  No delivery of Units or payment of cash shall be made pursuant to the exercise of a Unit Appreciation Right under this Agreement until you have paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate.

8.
Restrictions. By accepting this grant, you agree that the Units that you may acquire by exercising the Unit Appreciation Rights will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  You also agree that (i) the certificates representing the Units received under the Unit Appreciation Rights may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units purchased under the Unit Appreciation Rights on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units purchased under the Unit Appreciation Rights.

9.
Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process.  Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

10.
Insider Trading.  The terms of the Company’s Insider Trading Policy are incorporated herein by reference.  The timing of exercise of any Unit Appreciation Rights and the delivery of any Units pursuant to a Unit Appreciation Right exercise shall be subject to and comply with such policy.

11.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you.

12.
Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Unit Appreciation Rights granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

13.
Section 409A.  The Unit Appreciation Rights granted pursuant to this Agreement are intended to be short-term deferrals exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and the provisions of this Agreement shall be construed and interpreted accordingly.

14.
Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.  Notwithstanding anything in the Plan or this Agreement to the contrary, (a) if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A or an exemption therefrom, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder, and (b) the Committee, in its sole discretion, may unilaterally modify this Agreement in any manner that does not materially reduce your benefit.

15.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer all effective as of the day and year first above written.

Copano Energy, L.L.C.

Douglas L. Lawing
Senior Vice President and General Counsel